Exhibit 10.17

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of March 28, 2006, is entered into between Ridgefield Acquisition Corp. (the "Company"), located at 100 Mill Plain Road, Danbury, Connecticut 06811, and Steven N. Bronson with a business address of 100 Mill Plain Road, Danbury, Connecticut 06811 ("Employee").


                              W I T N E S S E T H :


         WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is willing to accept such employment on such terms and conditions.


            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:


1. Employment. The Company hereby employs the Employee as the President and Chief Executive Officer of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.


2. Term. The term of this Agreement shall be for a period of one (1) year commencing on April 1, 2006, and terminating on March 31, 2007 (the "Term"), subject to earlier termination pursuant to the provisions of Section 7 hereof. The Term of this Agreement shall automatically renew for additional one year periods unless the Company or Employee provides written notice to the other party that the Agreement shall not be renewed at least thirty (30) days prior to the renewal date.


3. Duties. During the term of this Agreement, the Employee shall serve as the President and Chief Executive Officer of the Company and shall perform all duties commensurate with his position (including, but not limited to, those heretofore performed by the Employee) and as may be assigned to him by the Board of Directors of the Company and subject to the control of the Board of Directors of the Company. It is understood that Employee will not devote his full business time and energies to the business and affairs of the Company, however Employee shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.



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4. Compensation, Benefits, Options and Incentive Bonus.

         4.1 Base Salary. Employee shall not be paid a base salary during the Term of this Agreement as compensation for the services rendered and the duties to be performed by Employee hereunder. However, the Company may, by order of the Board of Directors, determine to compensate the Employee.

         4.2 Bonus Compensation. Employee shall be entitled to earn and receive bonus compensation as determined by the Board of Directors, in the form of cash or securities of the Company.

         4.3 Employee Benefit Plans. At all times during the term of this Agreement the Employee shall be provided the opportunity to participate in all health, pension and welfare plans, programs and benefits (the "Plans") offered generally to all employees of the Company.


5. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.


6. Representations.

         6.1 Employability. The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including, but not limited to agreements related to previous employment containing confidentiality or non-compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

         6.2 Awareness of Certain Employment Regulations. The Employee represents and warrants that he is aware that there are laws and regulations that prohibit discrimination in the workplace based upon, among other things, race, religion, gender, and national origin such as Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et. seq., and similar laws adopted by the states (the "Discrimination Laws"). Employee represents and warrants that he will abide by the Discrimination Laws in the performance of his duties under this Agreement. The Employee, further, represents and warrants that if he becomes aware of any violation or potential violation of the Discrimination Laws that he will immediately notify the Company, in writing, of any such violation or potential violation of the Discrimination Laws.


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7. Termination. This Agreement may be terminated prior to the expiration of the
Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 7.

         7.1 Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

         7.2 Disability. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of ninety (90) consecutive days due to illness, accident or any other physical or mental incapacity, as determined by the Board of Directors of the Company. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a duly licensed medical doctor to make such a determination. If the two doctors so selected cannot agree on a determination, they will mutually select a third duly licensed medical doctor and the decision of the majority of the three doctors will be binding.

         7.3 Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (1) breach by the Employee of any material provision of this Agreement; (2) breach by the Employee of any fiduciary duty to the Company, or any of its affiliates or subsidiaries; (3) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (4) Employee's failure to perform (i) any of his duties or responsibilities required pursuant to this Agreement, or (ii) any reasonable directive of the Chief Executive Officer or Board of Directors of the Company; (5) fraud, criminal conduct, dishonesty or embezzlement by the Employee; or (6) Employee's misappropriation for personal use of any assets (having in excess of nominal value) or business opportunities of the Company; provided that in any such case with respect to any such breach that is capable of being cured, the Employee is afforded a ten (10)-day cure period for such monetary breaches and a thirty (30)-day cure period for such non-monetary breaches.

         7.4 Termination by Employee. This Agreement may be terminated by Employee prior to the expiration of the Term set forth in Section 2 upon three
(3) months written notice to the Company.

         7.5 Effect of Termination. Upon the termination of this Agreement pursuant to this Section 7, the Employee shall be entitled to his Compensation to the date of termination as set forth in this Section 7, and after such date shall not be entitled to any Compensation, benefits or other rights granted herein to the Employee.


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8. Miscellaneous.

         8.1 No Third-Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

         8.2 Modification. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

         8.3 Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

         8.4 Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

                  To the Company:           Ridgefield Acquisition Corp.
                                            100 Mill Plain Road
                                            Danbury, Connecticut  06811

                  To the Employee:          Mr. Steven N. Bronson
                                            100 Mill Plain Road
                                            Danbury, Connecticut  06811

         8.5 Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.



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         8.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         8.7 Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

         8.8 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         8.9 Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.


         IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                           RIDGEFIELD ACQUISITION CORP.



                                           By: /s/ Leonard Hagan
                                               -----------------------------
                                               Leonard Hagan
                                               Title: Director


                                           EMPLOYEE

                                           /s/ Steven N. Bronson
                                           --------------------------------
                                           Steven N. Bronson